Exhibit 99.1

Synergy Pharmaceuticals to Present at Jefferies 2016 London Healthcare Conference

NEW YORK, N.Y., November 10, 2016 — Synergy Pharmaceuticals Inc. (NASDAQ: SGYP) today announced the company will present a corporate update at the Jefferies London Healthcare Conference on Wednesday, November 16, 2016 at 8:00 a.m. GMT.

A live webcast of the presentation will be accessible through the Investor Relations section of the company’s website at www.synergypharma.com. A replay of the webcast will be available on Synergy’s website for 60 days following the conference.

About Synergy Pharmaceuticals Inc.

Synergy is a biopharmaceutical company focused on the development and commercialization of novel gastrointestinal (GI) therapies. The company has pioneered discovery, research and development efforts around analogs of uroguanylin, a naturally occurring human GI peptide, for the treatment of GI diseases and disorders. Synergy discovered, is developing and controls 100% worldwide rights to its proprietary uroguanylin analog platform that includes two lead product candidates — plecanatide and dolcanatide. Plecanatide is Synergy’s first uroguanylin analog currently being evaluated for use as a once-daily tablet for chronic idiopathic constipation and irritable bowel syndrome with constipation. Dolcanatide is Synergy’s second uroguanylin analog currently being explored for ulcerative colitis. For more information, please visit www.synergypharma.com.

Company Contact:

Gem Hopkins

VP, Investor Relations and Corporate Communications

212-584-7610

ghopkins@synergypharma.com